EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-50289 and No. 333-58817.


ARTHUR ANDERSEN LLP


Houston, Texas
March 31, 1999